Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-223068), pertaining to the Evolus, Inc. 2017 Omnibus Incentive Plan of Evolus, Inc.,
(2)Registration Statement (Form S-8 No. 333-229184), pertaining to the Evolus, Inc. 2017 Omnibus Incentive Plan of Evolus, Inc.,
(3)Registration Statement (Form S-8 No. 333-236620), pertaining to the Evolus, Inc. 2017 Omnibus Incentive Plan of Evolus, Inc.,
(4)Registration Statement (Form S-8 No. 333-254746), pertaining to the Evolus, Inc. 2017 Omnibus Incentive Plan of Evolus, Inc.,
(5)Registration Statement (Form S-8 No. 333-263325), pertaining to (i) the Evolus, Inc. 2017 Omnibus Incentive Plan of Evolus, Inc., (ii) certain Inducement Stock Option awards, and (iii) certain Inducement Restricted Stock Unit awards,
(6)Registration Statement (Form S-8 No. 333-267359), pertaining to (i) certain Inducement Stock Option awards and (ii) certain Inducement Restricted Stock Unit awards,
(7)Registration Statement (Form S-8 No. 333-270360) pertaining to the Evolus, Inc. 2017 Omnibus Incentive Plan of Evolus, Inc.,
(8)Registration Statement (Form S-3 333-270370), and
(9)Registration Statement (Form S-8 No. 333-274906), pertaining to (i) the Evolus, Inc. 2023 Inducement Incentive Plan of Evolus, Inc. (ii) certain Inducement Stock Option awards, and (iii) certain Inducement Restricted Stock Unit awards;

of our reports dated March 7, 2024, with respect to the consolidated financial statements of Evolus, Inc. and the effectiveness of internal control over financial reporting of Evolus, Inc. included in this Annual Report (Form 10-K) of Evolus, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Irvine, California
March 7, 2024